Exhibit 10.1

AGREEMENT

THIS AGREEMENT, is entered into on July 26, 2006 by The Hershey Company (the “Company”) and HERSHEY TRUST COMPANY, as Trustee for the benefit of Milton Hershey School (the “Trust”).

RECITALS

I.
The Company’s Board of Directors has authorized a stock repurchase program (the “Stock Repurchase Program”) for the purchase of shares of the Company’s outstanding Common Stock, par value one dollar per share (“Shares”).

II.
By their agreements dated December 12, 2005 and January 27, 2006 (“Prior Agreements”) the Trust agreed to sell Shares to the Company and the Company agreed to purchase Shares from the Trust in connection with the Stock Repurchase Program as provided in the Prior Agreements.

III.
The Trust desires to renew the January 27, 2006 Prior Agreement in order to sell Shares to the Company, and the Company desires to renew the January 27, 2006 Prior Agreement in order to purchase Shares from the Trust, in connection with the Stock Repurchase Program as provided in this Agreement.

IV.	This Agreement is being entered into in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

IN CONSIDERATION OF the mutual promises contained in this Agreement, the Company and the Trust agree:

A.	Purchase and Sale

1.
The Company shall deliver to the Trust a completed notice in the form attached to this Agreement as Exhibit “A” (a “Notice”) at or before 12:00 p.m. Eastern Time each Monday or, if Monday is not a business day, on the next business day setting forth, with respect to the calendar week preceding the date on which the Notice is delivered, the Prior Week Shares (as described below) and the VWAP (as described below) for such calendar week. The Trust shall, after receipt of the Notice, deliver and sell to the Company, and the Company shall buy from the Trust (each such transaction, a “Sale”), at or before 12:00 p.m. Eastern Time on the second business day following receipt of the Notice (a “Closing Date”) a number of Shares (the “Sale Shares”) equal to 0.46, multiplied by the aggregate number of Shares the Company has purchased on the open market from persons other than the Trust or any affiliate of the Company during the calendar week ending immediately prior to the date of the relevant Notice (the “Prior Week Shares”). On each Closing Date, (a) the Trust shall deliver to the Company’s transfer agent stock instructions to transfer the Sale Shares to the Company, together with such stock powers and other instruments as may be necessary to give effect to such instructions, and (b) the Company shall pay the purchase price for the Sale Shares in immediately available funds to such account as the Trust has designated in writing.

2.
The price per Share to be paid by the Company under each Sale shall be the Volume Weighted Average Price (“VWAP”) paid by the Company for the Prior Week Shares. For purposes of this Agreement, VWAP is calculated by dividing the total consideration paid, without taking commissions into account, for the Prior Week Shares by the Prior Week Shares; provided, however, that the calculation of the VWAP for any Sale shall not take into consideration and shall exclude any transaction involving the purchase of Shares directly from affiliates of the Company.

3.
Notwithstanding anything herein to the contrary, the Trust shall not be required to effect any Sale if the VWAP for the Shares applicable to such Sale is less than $55.00 per Share. The Company shall not be obligated to deliver a Notice and neither the Company nor the Trust shall be required to effect a Sale if the performance of their respective obligations would violate applicable law; without limiting the foregoing, the Trust shall not be obligated to effect any Sale at (i) any time that any officer or director of either the Company or the Trust is in possession of material non-public information regarding the Company, or (ii) any time after the Company has purchased Prior Week Shares when an officer or director of either the Company or the Trust was in possession of material non-public information regarding the Company, unless, in either case, the Company’s purchases of Prior Week Shares are made pursuant to the provisions of a plan adopted by the Company under SEC Rule 10b5-1(c). Only one Notice may be delivered and one Sale may be effected each week.

4.	Any fractional amounts of Shares required to be sold to the Company under any Notice shall be rounded up to the nearest whole number.

5.	For purposes of this agreement, (a) “business day” means a day on which the New York Stock Exchange is open for trading, and (b) “affiliate” has the meaning given it in Rule 12b-2 under the 1934 Act.

B.
Term. The term of this Agreement shall commence on July 31, 2006 and shall continue through February 5, 2007 with respect to the Prior Week Shares for the calendar week ending February 2, 2007. The parties, by mutual agreement, may renew this Agreement for additional terms, subject to mutual agreement on the floor price in Section A.3. with respect to such renewal period. It is the intent of the parties that the Trust participate in the Stock Repurchase Program on a pro rata basis with the public stockholders. Accordingly, the parties agree that upon renewal the multiplier contained in Section A.1., i.e. “0.46” will be adjusted, if necessary, to properly account for the then current ownership position of the Trust and the public stockholders.

C.	Representations and Warranties.

1.
The Trust represents and warrants to the Company that (a) each Sale will have been duly authorized by the Board of Directors of the Trust, (b) no Sale will contravene, or require any consent, notice or filing which has not been obtained, given or made, under (i) any law applicable to the Trust, (ii) the organizational documents of the Trust or (iii) any judgment, order or decree or any contract or agreement to which the Trust is subject, (c) the Trust has or will have valid title to the Shares to be sold to the Company and the legal right and power to sell, transfer and deliver such Shares, and (d) the delivery of the Shares under each Sale will, upon payment of the purchase price therefor, pass valid title to the Company to such Shares free and clear of any security interests, claims, liens, equities, and other encumbrances.

2.
The Company represents and warrants to the Trust that (a) each Sale will have been duly authorized by the Board of Directors of the Company, and (b) no Sale will contravene, or require any consent, notice or filing which has not been obtained, given or made, under (i) any law applicable to the Company, (ii) the organizational documents of the Company or (iii) any judgment, order or decree or any contract or agreement to which the Company is subject.

D.	Third-Party Beneficiaries. This Agreement is intended solely for the benefit of the Company and the Trust and may not be assigned.

E.
Arbitration. All disputes that may arise between the parties regarding the interpretation or application of this Agreement and the legal effect of this Agreement shall, to the exclusion of any court of law, be arbitrated and determined by a board of arbitrators, unless the parties can resolve the dispute by mutual agreement. Either party shall have the right to submit any dispute to arbitration ten (10) days after the other party has been notified as to the nature of the dispute. If the dispute goes to arbitration, each party shall select one arbitrator and the two arbitrators shall jointly select a third arbitrator. The arbitration shall be governed by the rules of the American Arbitration Association and the laws of the State of Delaware. The proceeding shall be held in Hershey, Pennsylvania. The parties consent that any papers, notices, or process necessary or proper for the institution or continuance of, or relating to any arbitration proceeding, or for the confirmation of an award and entry of judgment on any award made, including appeals in connection with any judgment or award, may be served on each of the parties by registered mail addressed to the party at the principal office of the party, or by personal service on the party. The Company and the Trust consent to the jurisdiction of the arbitration panel and agree that its decision shall be final and not subject to appeal.

F.
Sales Plan. It is the intent of the parties that this Agreement comply with the requirements of Rule 10b5-1(c) under the 1934 Act and this Agreement shall be interpreted to comply with the requirements of Rule 10b5-1(c) under the 1934 Act.

G.
Complete Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements, oral or written, with respect to such subject matter.

H.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

THE HERSHEY COMPANY

By:            /s/ Richard H. Lenny
Name: Richard H. Lenny
Title: Chairman, President and CEO

HERSHEY TRUST COMPANY

By:           /s/ Robert C. Vowler
Name:  Robert C. Vowler
Title:  President and CEO

EXHIBIT “A”

THE HERSHEY COMPANY STOCK PURCHASE NOTICE

Date: ________________

Item 1. Prior Week Shares: _______________________.

Item 2. Sale Shares to be purchased by The Hershey Company in connection with this Notice (Prior Week Shares times 0.46): __________________.

Item 3. Volume Weighted Average Price under Sale effected in connection with this Notice: ___________________.

Item 4. Total amount payable under Sale effected in connection with this Notice: ______________________.